Exhibit 99.2

Aurora Outlines Product Milestones on Path to Commercial Launch

At the end of Q1 2022, Aurora expects to launch Aurora Driver Beta 2.0 with first test fleet of Aurora Driver-powered Toyota Siennas for ride-hailing and the next generation of Aurora Driver-powered trucks

In Q3 of 2022, Aurora plans to demonstrate fail-safe capabilities, a critical step towards satisfying a core principle of its Safety Case Framework

PITTSBURGH – The self-driving company Aurora (NASDAQ: AUR) is building a product that will save lives, increase access to transportation, and bring much-needed relief and support to supply chains. Aurora’s path to commercial launch is designed to develop the Aurora Driver specifically in conditions that are commercially relevant for its customers. Through early investment in foundational technology and strategic programs that accelerate progress, Aurora is building the industry’s first autonomous trucking and ride-hailing business at scale.

Aurora Driver 2.0: Aurora Expects to Introduce first test fleet of Aurora Driver-powered Toyota Siennas and the next generation of Aurora Driver-powered trucks

The Aurora Driver uniquely features Aurora’s common core of technology which includes hardware, software, infrastructure, and development tools that enable Aurora’s technology to integrate with multiple vehicle types, from a Class 8 truck to a passenger sedan. At the end of

Q1, the company expects to launch the Aurora Driver Beta 2.0, the next generation of Aurora-Driver-powered trucks. With Aurora’s Common Core, Aurora can leverage those technologies and capabilities to launch the first generation of Aurora’s passenger vehicle fleet – the Aurora Driver-powered Siennas.

Over the next year, quarterly releases will include updates that refine the Aurora Driver’s ability to operate on highways and on surrounding surface streets on both platforms. Each Beta release will represent progress towards a complete, commercially-viable product, increasing the expanse and maturity necessary to deliver a scalable Aurora Driver.

Aurora Measures Technical Progress with Expanse and Maturity

Aurora’s product roadmap is designed to deliver the Aurora Driver at a large commercial scale. With each product release, Aurora will deliver an Aurora Driver that’s incrementally advancing on two axes: Expanse and Maturity. Expanse represents the breadth of capabilities and domains in which the Aurora Driver can operate. For example, training the Aurora Driver to handle different types of construction on highways, then suburban settings, and ultimately, dense urban environments are increased in the Driver’s “expanse.” Maturity represents the degree to which capabilities are ready for commercial deployment and will evolve from development to validation to completion. Maturity will be exemplified through longer durations of commercially-representative, autonomous operation with a Safety Case that supports it.

Aurora Defines Safety with Industry-Leading Safety Case Framework

Aurora believes that building and executing a Safety Case is necessary for any company looking to safely deliver commercial-ready self-driving vehicles without a Vehicle Operator at scale. Aurora’s Safety Case Framework serves as its roadmap for removing Vehicle Operators from Aurora Driver-powered vehicles —not just once or in ways that are unwieldy for customers – but permanently and at scale. As the Aurora Driver matures, Aurora expects to demonstrate an increasingly capable Aurora Driver that can operate safely in commercially-representative settings.

In Q3 of this year, Aurora expects to show that the Aurora Driver can respond to system failures at highway speeds by safely pulling over to the shoulder without Vehicle Operator intervention. This capability is a critical milestone that shows the maturity of the Aurora Driver and Aurora’s progress towards satisfying the Fail-Safe core claim of its Safety Case Framework.

Looking Ahead: Delivering at Scale

Aurora is working toward the launch of its trucking business in late 2023 and its ride-hailing business in late 2024. “The Aurora Driver is an incredible solution to transportation challenges that impact goods shortages and road safety. We are taking a responsible, commercially-focused approach to deliver the Aurora Driver, and I expect our progress over the next several quarters to demonstrate this as we advance toward commercialization,” said CEO and Co-Founder Chris Urmson. “Looking out a decade from now, we see tremendous opportunity for the Aurora Driver with the potential for hundreds of thousands of safe and efficient Aurora Driver-powered trucks and cars to be operating across a variety of use cases. We have a clear and measured path to get there and we’re excited to share our progress with the world.”

About Aurora

Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly. Founded in 2017 by experts in the self-driving industry, Aurora is revolutionizing transportation – making it safer, increasingly accessible, and more reliable and efficient than ever before. Its flagship product, the Aurora Driver, is a platform that brings together software, hardware, and data services, to autonomously operate passenger vehicles, light commercial vehicles, and heavy-duty trucks. Aurora is partnered with industry leaders across the transportation ecosystem including Toyota, Uber, Volvo, FedEx, and PACCAR. Aurora tests its vehicles in the Bay Area, Pittsburgh, and Texas and has offices in those areas as well as in Bozeman, MT; Seattle, WA; Louisville, CO; and Wixom, MI. To learn more, visit www.aurora.tech.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited, to those statements around our ability to achieve certain milestones around and commercialize the Aurora Driver on the timeframe we expect or at all. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of the definitive Registration Statement of Aurora Innovation, Inc. (“Aurora) on Form S-1 filed with the SEC on November 12, 2021 and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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